UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2007

BENACQUISTA GALLERIES, INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction	0-51107 (Commission	71-0928242 (IRS Employer
of incorporation)	File Number)	Identification No.)

6870 La Valle Plateada Rancho Santa Fe, California (Address of principal executive offices)		92067 (Zip Code)

Registrant’s telephone number, including area code:		(858) 525-5695

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

On December 21, 2006, Benacquista Galleries, Inc. (the “Company’) filed a Current Report on Form 8-K announcing a planned reverse stock split (the “Consolidation”) of the authorized common shares of the Company, par value $0.001, and a corresponding reduction in the Company’s issued and outstanding common shares. The Consolidation was to be effective as of 12:01 a.m. on January 2, 2007, with a ratio of one consolidated share for each ten pre-consolidated shares, however, due the closing of Nasdaq on January 2, 2007, to mark the death of former U.S. President Gerald Ford, and to certain administrative errors, the Consolidation will now take effect as of 12:01 a.m. on January 8, 2007 (the “Effective Date”), with the Company’s new common shares to commence trading on the OTC Bulletin Board effective at the opening of trading on January 8, 2006 under the symbol “BAQU”. No fractional shares will be issued. Registered shareholders as of the Effective Date who are otherwise entitled to a fractional share interest as a result of the Consolidation will be entitled to receive a full share in lieu of any such fractional interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2007
BENACQUISTA GALLERIES, INC.

By:	/s/ James Price James Price
Chief Executive Officer